UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Korn/Ferry International issued a press release today announcing that it has hired Stephen Giusto as its Executive Vice President and Chief Financial Officer, with his employment effective November 1, 2007.

Appointment of New Chief Financial Officer

On October 12, 2007, Korn/Ferry International announced that Stephen Giusto had been named its Chief Financial Officer, effective November 1, 2007. In this capacity Mr. Giusto will serve as Korn/Ferry International’s principal financial officer, following Gary Burnison who previously served as Korn/Ferry International’s CFO and is currently its CEO since July 1, 2007.

Mr. Giusto joins Korn/Ferry International from Resources Global Professionals, where he served as Chief Financial Officer and Executive Vice President of Corporate Development. Prior to co-founding Resources Global Professionals in 1996 as a subsidiary of Deloitte & Touche, Mr. Giusto held various positions in Deloitte & Touche’s Real Estate practice. Mr. Giusto was admitted to the Deloitte & Touche partnership in 1996. Mr. Giusto graduated with a Bachelor in Science degree in Business Administration from Cal Poly San Luis Obispo in 1985, and is a Certified Public Accountant.

Pursuant to the terms of his employment agreement with Korn/Ferry International, which was approved by the Compensation Committee on October 9, 2007, Mr. Giusto will receive an annual base salary of $400,000, and is eligible for an annual target cash incentive award equal to 100% of base salary with the ability to earn additional amounts up to a maximum cash award equal to 200% of base salary. Upon commencing employment, Mr. Giusto will receive an initial, one-time equity grant of 17,000 shares of restricted stock which will vest in three equal annual installments from the effective date of grant of November 1, 2007.

Mr. Giusto will also have the opportunity to receive long-term incentives comprised of 50% time-vested restricted shares and 50% performance shares. The expected value of the time-vested restricted shares is equivalent to 100% of Mr. Giusto’s base salary, vesting ratably over 4 years. The expected value of the performance shares’ target award is equivalent to 100% of Mr. Giusto’s base salary at the start of the 3-year performance cycle.

In the event that Mr. Giusto’s employment is terminated by Korn/Ferry International without “cause”, or by Mr. Giusto for “good reason” prior to a change in control or more than 12 months after a change in control, Korn/Ferry International will pay Mr. Giusto severance payments equal to his pro rata annual target bonus, one time salary and target bonus paid over 12 months, vesting of equity that would have vested in the following 12 months, performance shares, and COBRA reimbursements.

In the event that Mr. Giusto’s employment is terminated by Korn/Ferry International without “cause” or by Mr. Giusto for “good reason” within 12 months following a change in control, Korn/Ferry International will pay Mr. Giusto severance payments equal to his pro rata annual target bonus, one and one-half times salary and target bonus paid over 12 months, vesting of all equity, performance shares, and COBRA reimbursements.

A copy of the Press Release announcing the appointment of Mr. Giusto is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 12, 2007 announcing employment of new chief financial officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
Dated: October 12, 2007
/s/ Peter L. Dunn
(Signature)
	Name:	Peter L. Dunn
	Title:	General Counsel